EXHIBIT 10.2

VTV THERAPEUTICS INC.

INDUCEMENT AWARD

NONQUALIFIED
OPTION AWARD AGREEMENT

THIS INDUCEMENT AWARD NONQUALIFIED OPTION AWARD AGREEMENT (the “Agreement”), is entered into as of July 26, 2022 (the “Date of Grant”), by and between vTv Therapeutics Inc., a Delaware corporation (the “Company”), and Paul Sekhri (the “Participant”).

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant the Option provided for herein to the Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.          Grant of Option.

(a)     Inducement Award Grant. The Company hereby grants to the Participant an Option (the “Option”) to purchase 2,200,000 shares of Class A Common Stock (such shares, the “Option Shares”), on the terms and conditions set forth in this Agreement. The Option is granted as an employment inducement award pursuant to Listing Rule 5635(c) of the corporate governance rules of the NASDAQ Stock Market. Accordingly, the Option is being granted outside of the Company’s existing equity compensation plans. However, the Option will be governed in all respects as if issued under the Company’s 2015 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), as in effect on the date of its adoption by the Board and as may be amended thereafter from time to time. Accordingly, the terms of the Plan are hereby incorporated by reference. The Option is not intended to be, and shall not be treated as, an incentive stock option, as defined in Section 422 of the Code. The Option shall vest in accordance with Section 2. The Exercise Price shall be $0.79 per Option Share.

(b)     Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.          Vesting. Except as may otherwise be provided herein, subject to the Participant’s continued employment or service with the Company or an Affiliate, 550,000 of the Option Shares shall become vested on the first anniversary of the Date of Grant, and the remaining 1,650,000 of the Option Shares shall become vested in equal quarterly installments of 137,500 Option Shares on each of the 12 three-month anniversaries following such first anniversary, such that the Option will become fully vested on the fourth anniversary of the Date of Grant (such first anniversary, and each such three-month anniversary, a “Vesting Date”).

3.          Termination of Employment or Service.

(a)     Except as otherwise provided herein, if the Participant’s employment or service with the Company and its Affiliates terminates for any reason other than as set forth in Section 3(b) hereof, the unvested portion of the Option shall be cancelled immediately, and the Participant shall immediately forfeit any rights to the Option Shares subject to such unvested portion.

(b)     Notwithstanding Section 3(a), if the Participant’s employment or service with the Company and its Affiliates is terminated by the Company or its Affiliates without Cause (other than for death or disability) or by the Participant for Good Reason (collectively a “Qualifying Termination”), then the Participant shall vest in the Pro Rata Amount of the Option Shares (less any portion of the Option which previously vested). “Pro Rata Amount” shall mean the 2,200,000 Option Shares granted hereunder multiplied by a fraction (which shall not be greater than one (1)) with (i) the numerator equal to the number of days the Participant is employed or engaged by the Company or an Affiliate commencing on the Grant Date through the date of termination and (ii) the denominator equal to 1,461. Cause and Good Reason shall have the meaning set forth in the Participant’s employment agreement with vTv Therapeutics LLC dated July 25, 2022.

(c)     In the event of a Qualifying Termination on or within 12 months following a Change in Control, the Option shall become immediately vested with respect to 100% of the Option Shares.

4.          Expiration.

(a)     In no event shall all or any portion of the Option be exercisable after the tenth annual anniversary of the Date of Grant (such ten-year period, the “Option Period”); provided, that, if the Option Period would expire at a time when trading in the shares of Class A Common Stock is prohibited by the Company’s securities trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (but not to the extent any such extension would otherwise violate Section 409A of the Code).

(b)     If, prior to the end of the Option Period, the Participant’s employment or service with the Company and all Affiliates is terminated by the Company without Cause or by the Participant for any reason, the Option shall expire on the earlier of the last day of the Option Period or the date that is 90 days after the date of such termination. In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was vested at the time of such termination or in the case of termination after a Change in Control.

(c)     If (x) the Participant’s employment or service is terminated prior to the end of the Option Period on account of his Disability, (y) the Participant dies while still in the employ of the Company or an Affiliate or (z) the Participant dies following a termination described in subsection (b) above but prior to the expiration of the Option, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or his beneficiary, as applicable, until its expiration only to the extent the Option was vested at the time of such event.

(d)     If the Participant ceases employment or service with the Company or any Affiliates due to a termination for Cause or a termination for any reason at a time when grounds to terminate the Participant’s employment or service for Cause exist, the Option (including any vested portion of the Option) shall expire immediately upon such termination.

5.          Method of Exercise and Form of Payment. No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full is made to the Company of the Exercise Price and an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be

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withheld is withheld. The Option may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms hereof. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent (including bank or certified check or wire transfer) and/or in shares of Class A Common Stock (or any combination of the foregoing) valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Class A Common Stock in lieu of actual delivery of such shares to the Company); provided, that, such shares of Class A Common Stock are not subject to any pledge or other security interest; provided further, that, such payment in shares with respect to the exercise any unvested portion of the Option shall require the consent of the Committee; or (ii) by such other method as the Committee may in its sole discretion permit, including without limitation: (A) in other property having a fair market value equal to the Exercise Price and all applicable required withholding taxes or (B) if there is a public market for the shares of Class A Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Class A Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes; or (C) by means of a “net exercise” procedure effected by withholding the number of shares of Class A Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes up to the maximum statutory withholding rate. Any fractional shares of Class A Common Stock shall be settled in cash.

6.          Exercise, Including Prior to Vesting (“Early Exercise”). Subject to the provisions of this Agreement, the Participant may elect at any time prior to expiration of the Option to exercise all or any portion of the Option, including any unvested portion of the Option; provided, however, that:

(a)     a partial exercise of the Option will be deemed to cover first vested Option Shares, and then unvested Option Shares that are scheduled to vest pursuant to Section 2 (from earliest to latest Vesting Date); and

(b)     any Option Shares that are issued to the Participant on exercise of any unvested portion of the Option will (i) vest in accordance with the terms set forth in this Agreement and become vested Option Shares at the time of such vesting and (ii) be subject to a repurchase option in favor of the Company on the terms set forth in an Option Exercise and Repurchase Agreement substantially in the form attached hereto as Annex A, which Option Exercise and Repurchase Agreement the Participant hereby agrees to enter into as a condition to the exercise of any unvested portion of the Option.

7.          Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Class A Common Stock subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

8.          Compliance with Legal Requirements.

(a)     Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules

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and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising his or her rights under this Agreement.

(b)     Tax Withholding. Any exercise of the Option shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Option or otherwise the amount of any required withholding taxes in respect of the Option, its exercise or any payment or transfer of the Option or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. The Committee, may in its sole discretion permit the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Class A Common Stock that would otherwise be received upon exercise of the Option with a Fair Market Value equal to such withholding liability (but no more than the maximum required statutory withholding liability).

9.          Clawback. To the extent required by applicable law and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Class A Common Stock is listed or quoted, (including Dodd-Frank) the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10.         Restrictive Covenants. In the event that the Participant violates any restrictive covenants applicable to the Participant, in addition to any other remedy which may be available at law or in equity, the Option shall be forfeited effective as of the date on which such violation first occurs, unless otherwise determined by the Committee. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

11.         Miscellaneous.

(a)     Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)     Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)     Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement , if any provision of the plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any

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tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 11(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

(d)     Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Chief Financial Officer of the Company at the Company’s principal executive office.

(e)     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)      No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(g)     Fractional Shares. In lieu of issuing a fraction of a share of Class A Common Stock resulting from any exercise of the Option or an adjustment of the Option pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(h)     Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(i)      Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(j)      Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 or 14 of the Plan.

(k)     Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

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(i)     Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Option shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States Federal and state courts sitting in Wilmington, Delaware as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)    Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(l)     Headings; Gender. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Masculine pronouns and other words of masculine gender shall refer to both men and women as appropriate.

(m)     Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(n)     Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three (3) business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(o)     Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to this award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company to the extent so requested by the Company.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

VTV THERAPEUTICS INC.

By:	/s/ Rich Nelson
Name: Rich Nelson Title: Interim Chief Executive Officer

/s/ Paul Sekhri
PAUL SEKHRI

[Signature Page to Sehkri Option Agreement]

ANNEX A

VTV THERAPEUTICS INC. INDUCEMENT AWARD

OPTION EXERCISE AND REPURCHASE AGREEMENT

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VTV THERAPEUTICS INC.
INDUCEMENT AWARD

OPTION EXERCISE AND

REPURCHASE AGREEMENT[1]

THIS OPTION EXERCISE AND REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of [●], 202[●] (the “Effective Date”), by and between vTv Therapeutics Inc., a Delaware corporation (the “Company”), and Paul Sekhri, an executive of the Company (the “Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2015 Omnibus Equity Incentive Plan, as may be amended and/or restated from time to time (the “Plan”), or the Option Agreement (as defined below).

RECITALS

A.       Pursuant to the Inducement Award Nonqualified Option Award Agreement, dated as of July 26, 2022 (the “Option Agreement”), entered into by and between the Company and the Purchaser, the Company granted to the Purchaser an option (the “Option”) to purchase 2,200,000 shares of Class A Common Stock (the “Option Shares”) at the Exercise Price per Option Share specified in the Option Agreement.

B.       As of the Effective Date, in accordance Section 2 of the Option Agreement, [●] of the Option Shares have vested (the “Vested Shares”), and [●] of the Option Shares have not vested (the “Unvested Shares”).

C.       The Purchaser desires to exercise the Option to purchase [●] of the Option Shares (the “Purchased Shares”) for an aggregate Exercise Price of $[●] (the “Purchase Price”).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	VESTING OF UNVESTED SHARES. The Unvested Shares that are Purchased Shares shall continue to vest in accordance with the terms set forth in the Option Agreement and become Vested Shares at the time of such vesting. If not all of the Unvested Shares are Purchased Shares, the Unvested Shares that are Purchased Shares shall be determined in the order that the Unvested Shares are scheduled to vest pursuant to Section 2 of the Option Agreement (from earliest to latest Vesting Date). For example, if on the Date of Grant, the Purchaser exercises the Option with respect to 1,000,000 of the Option Shares, then (a) 500,000 of such Purchased Shares shall become vested on the first anniversary of the Date of Grant, and the remaining 500,000 of such Purchased Shares shall become vested in equal quarterly installments of 125,000 Option Shares on each of the four three-month anniversaries following such first anniversary, and (b) the Option shall remain exercisable with respect to the remaining 1,000,000 Option Shares, which shall become vested in equal quarterly installments of 125,000 Option Shares on each of the eight three-month anniversaries following the second anniversary of the Date of Grant.

1 Note to Draft: Use this Agreement only if the Option is being early exercised as to some or all of the Option Shares.

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2.	CLOSING.

2.1       Deliveries by the Purchaser. The Purchaser hereby delivers to the Company: (i) the Purchase Price payable in in cash, check or cash equivalent (including bank or certified check or wire transfer); (ii) a duly executed copy of this Agreement; (iii) three (3) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto duly executed by the Purchaser (and the Purchaser’s spouse or domestic partner, if any); and (iv) if the Purchaser is married or has a domestic partner, a Spouse/Domestic Partner Consent in the form of Exhibit 2 attached hereto (the “Spouse/Domestic Partner Consent”) duly executed by the Purchaser’s spouse or domestic partner.

2.2       Deliveries by the Company. Upon its receipt of all the documents to be executed and delivered by the Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Purchased Shares in the name of the Purchaser, registered in the Purchaser’s name, with such certificate to be held by the Company until expiration or termination of the Repurchase Option described in Section 3.

2.3       Restrictions on Transfer. The Purchaser understands that the Purchaser may not transfer any Purchased Shares unless such Purchased Shares are (i) registered under the Securities Act and/or such other applicable U.S. state securities law, (ii) registered under such other applicable foreign securities laws or listing requirements or regulations or (iii) in the opinion of counsel to the Company, exemptions from such registration, qualification or listing requirements are available.

3.	COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES.

3.1       Repurchase Option. The Company, or its assignee, shall have the option to repurchase all or any portion of the Unvested Shares on the terms and conditions set forth in this Section 3 (the “Repurchase Option”) if the Purchaser is Terminated (as defined in Section 3.3).

3.2       Release of Unvested Shares from Repurchase Option. As Unvested Shares become Vested Shares in accordance with the terms set forth in the Option Agreement and in accordance with Section 1, such Vested Shares shall be released from the Repurchase Option.

3.3       Termination and Termination Date. For purposes of this Agreement, “Termination” or “Terminated” means that the Purchaser’s employment with the Company and its subsidiaries has terminated for any reason. The date on which a Termination becomes effective is referred to herein as the “Termination Date.” The Purchaser will not be deemed to have been Terminated while the Purchaser is on a bona fide leave of absence, to the extent required by applicable law or approved by the Committee.

3.4       Exercise of Repurchase Option. At any time within 90 days after the Termination Date, the Company, or its assignee, may elect to repurchase all or any portion of the Unvested Shares by giving the Purchaser written notice of exercise of the Repurchase Option (the “Repurchase Notice”). The Repurchase Notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected (the “Repurchase Date”), such date to be not more than 30 days after the date of the Repurchase Notice. The certificates

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representing the Unvested Shares to be repurchased shall be delivered to the Company or its assignee on the closing date specified for the repurchase in the Repurchase Notice.

3.5       Calculation of Repurchase Price for Unvested Shares. The Company or its assignee shall have the option to repurchase from the Purchaser (or from the Purchaser’s personal representative, as the case may be) all or any portion of the Unvested Shares at an aggregate repurchase price (the “Repurchase Price”) equal to the sum of (i) the Exercise Price applicable to such Unvested Shares multiplied by the number of Unvested Shares to be repurchased.

3.6       Payment of Repurchase Price. The Repurchase Price shall be payable by the Company or its assignee by check made payable to the Purchaser. The Repurchase Price shall be paid on the Repurchase Date, upon the Company’s or its assignee’s receipt of the stock certificates representing the Unvested Shares to be repurchased.

4.	RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of this Agreement, the Purchaser will have all of the rights of a stockholder of the Company with respect to the Purchased Shares from and after the date that the Purchased Shares are issued to the Purchaser until such time as the Purchaser disposes of the Purchased Shares or the Company and/or its assignee exercises the Repurchase Option. Upon an exercise of the Repurchase Option, the Purchaser will have no further rights as a holder of the Unvested Shares so purchased upon such exercise, except the right to receive payment for the Unvested Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser will promptly surrender the stock certificates evidencing the Unvested Shares so purchased to the Company for transfer or cancellation.
5.	TAX CONSEQUENCES.

5.1       Representations. THE PURCHASER UNDERSTANDS THAT THE PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PURCHASER’S PURCHASE OR DISPOSITION OF THE PURCHASED SHARES. THE PURCHASER REPRESENTS (I) THAT THE PURCHASER HAS BEEN ADVISED TO CONSULT WITH A TAX ADVISOR IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE PURCHASED SHARES AND (II) THAT THE PURCHASER IS NOT RELYING ON THE COMPANY, THE COMPANY’S COUNSEL OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE COMPANY FOR ANY TAX OR LEGAL ADVICE IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. IN PARTICULAR, IF ANY SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY, THE PURCHASER REPRESENTS THAT THE PURCHASER HAS CONSULTED WITH THE PURCHASER’S TAX ADVISOR CONCERNING THE ADVISABILITY OF FILING AN 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE.

5.2       Section 83(b) Election for Unvested Shares. Unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days after the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on

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any difference between the Exercise Price and the fair market value of the Unvested Shares on the Effective Date, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Purchaser, measured by the excess, if any, of the fair market value of the Unvested Shares at the time they become Vested Shares, over the Exercise Price.

6.	GENERAL PROVISIONS.

6.1       Assignments: Successors and Assigns. The Company may assign any of its rights and obligations under this Agreement, including its rights to repurchase Unvested Shares under the Repurchase Option; provided, that any such assignment shall require approval of the Committee. Any assignment of rights and obligations by any other party to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.2       Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.3       Incorporation by Reference. The following provisions of the Option Agreement are incorporated by reference into this Agreement mutatis mutandis: Section 10(b) (Waiver), Section 10(d) (Notices), Section 10(e) (Severability), Section 10(f) (No Rights to Employment or Service), Section 10(g) (Fractional Shares), Section 10(h) (Beneficiary), Section 10(i) (Successors), Section 10(j) (Entire Agreement), Section 10(k) (Governing Law and Venue), Section 10(l) (Headings; Gender), Section 10(m) (Counterparts), Section 10(n) (Electronic Signature and Delivery) and Section 10(o) (Electronic Participation).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Purchaser has executed this Agreement, as of the Effective Date.

VTV THERAPEUTICS INC.

By:	/s/ Rich Nelson
Name: Rich Nelson Title: Interim CEO

PURCHASER

/s/ Paul Sekhri
Paul Sekhri

[Signature Page to Option Exercise and Repurchase Agreement]

LIST OF EXHIBITS

Exhibit 1:	Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:	Spouse/Domestic Partner Consent

Exhibit 3:	Section 83(b) Election

EXHIBIT 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED, and pursuant to that certain Option Exercise and Repurchase Agreement dated as of [●], 20[●] (the “Agreement”), the undersigned hereby sells, assigns and transfers unto [●], [●] shares of Class A Common Stock, $0.01 par value per share, of vTv Therapeutics Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s) delivered herewith, and does hereby irrevocably constitute and appoint the of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PURCHASER:

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to the Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee to acquire the Unvested Shares upon exercise of the Repurchase Option without requiring additional signatures on the part of the Purchaser or the Purchaser’s spouse or domestic partner, if any.

EXHIBIT 2

SPOUSE/DOMESTIC PARTNER CONSENT

SPOUSE/DOMESTIC PARTNER CONSENT

The undersigned spouse or domestic partner of Paul Sekhri (the “Purchaser”) has read, understands and hereby approves all the terms and conditions of that certain Option Exercise and Repurchase Agreement dated as of [●], 20[●] (the “Agreement”), by and between vTv Therapeutics Inc., a Delaware corporation (the “Company”), and the Purchaser, pursuant to which the Purchaser purchased [●] shares of the Company’s Class A Common Stock subject to an option granted to the Purchaser (the “Shares”).

In consideration of the Company issuing to my spouse or domestic partner the Shares under the Agreement, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement (including but not limited to the Company’s Repurchase Option contained therein) and further agree that any community property interest I may have in the Shares will be similarly bound by the Agreement.

I hereby appoint the Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of, or exercise of any rights under, the Agreement.

Dated:

Signature of Spouse or Domestic Partner [Sign Here]

Date:

Name of Spouse or Domestic Partner [Please Print]

☐ Check this box and sign below if you do not have a spouse or domestic partner

Signature of Purchaser

Date:

EXHIBIT 3

SECTION 83(B) ELECTION

ELECTION UNDER SECTION 83(B) OF THE
INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income; or (3) disqualifying disposition gross income, as the case may be.

1.	TAXPAYER’S NAME: TAXPAYER’S ADDRESS: SOCIAL SECURITY NUMBER:
2.	The property with respect to which the election is made is described as follows: [●] shares of Class A Common Stock of vTv Therapeutics Inc., a Delaware corporation (the “Company”), which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.
3.	The date on which the shares were purchased was [●], 20[●] and this election is made for calendar year 20[●].
4.	The shares are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s termination of employment or services.
5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $[●] per share at the time of purchase.
6.	The amount paid for such shares was $[●] per share.
7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated: ________________

Taxpayer’s Signature